EXHIBIT 10.1
                                                                    ------------



                                                  April 19, 2005


Henry Levin
Frank Rango
Levin Management Co., Inc.
One Rockefeller Plaza
25th Floor
New York, New York 10020

         RE:      EMPLOYMENT ARRANGEMENTS


Dear Messrs. Rango and Levin:

Enclosed is a term sheet reflecting your employment and compensation arrangements for the period beginning January 1, 2005 and ending March 31, 2006. This term sheet has been approved by the Board of Directors of BKF Capital Group, Inc.

Please sign the enclosed copy of this letter below where indicated and return it to Norris Nissim, BKF's General Counsel. Upon Mr. Nissim's receipt of the letter, the term sheet will become a binding contract among and between the two of you, BKF Capital Group, Inc. and Levin Management Co., Inc.


                                             Sincerely,

                                             /s/ Anson M. Beard, Jr.
                                             -----------------------------------
                                             Anson M. Beard, Jr.
                                             On Behalf of the Board of Directors
                                             of BKF Capital Group, Inc.


AGREED AND ACKNOWLEDGED

/s/ Henry Levin
------------------------------
Henry Levin


/s/ Frank Rango                              /s/ Glenn A. Aigen
------------------------------               -----------------------------------
Frank Rango                                  Glenn A. Aigen
                                             Levin Management Co., Inc.
                                             Senior Vice President
                                             and Chief Financial Officer

                           EMPLOYMENT ARRANGEMENTS FOR
                             MESSRS. RANGO AND LEVIN


1.    PARTIES                      The Parties to this Agreement are BKF Capital
                                   Group, Inc. (together with its successors and assigns, "HOLDCO") and Levin Management Co.,
                                   Inc. (together with its successors and
                                   assigns, "SUBSIDIARY"; and collectively, the
                                   "COMPANIES") on the one hand and Frank Rango and Henry Levin (each a "MANAGER") on the other hand.

2.    TERM                         The term of each Manager's employment under
                                   this Agreement (the "TERM") is January 1,
                                   2005 through March 31, 2006.

3.    COMPENSATION FOR             (a) "TEAM MEMBERS" means all employees who
      TEAM MEMBERS (OTHER          were members of the event-driven group during
      THAN MANAGERS)               any portion of 2005 except Messrs. Rango and
                                   Levin.

                                   (b) COMPENSATION. Compensation of Team
                                   Members and product-related expenditures for the event-driven group shall be determined by the Managers consistent with past practice (i.e., there shall be no limit as to the percentage of revenues generated by the event-driven group that, in the discretion of the Managers and subject to all Company internal control and compliance policies and procedures, may be (i) paid as compensation to Team Members or (ii) otherwise used to pay for product-related expenses); provided, however, that compensation of Team Members may not exceed 67% of (i) the revenues generated by the event-driven group less (ii) all internal and external marketing commissions). Compensation for Team Members for 2005 shall be paid in full as soon as practicable in a fashion consistent with past practice, but in no event later than March 15, 2006.

                                   (c) DETERMINATIONS. If both Managers remain employed hereunder prior to full payment of compensation to the Team Members for 2005 but they do not agree on the amounts of such payments to be made to the Team Members, then the Compensation Committee (the

                                   "COMMITTEE") of Holdco's board of directors
                                   (the "BOARD") shall determine the
                                   compensation to be paid to the Team Members.
                                   If the employment of one Manager (but not both Managers) hereunder terminates for any reason prior to full payment of compensation to the Team Members for 2005, then the other Manager (if still employed hereunder) shall have full authority to act under clauses (b) and (c). In the event that neither Manager is employed hereunder at the time full payment of compensation to the Team for 2005 is due, then the compensation of Team Members (other than the Managers) shall be set at 50% of the revenues generated by the event-driven group in respect of the 2005 year.

4.    COMPENSATION & BENEFITS      (a) INCENTIVE POOL. Provided he is employed
      OF THE MANAGERS              by the Companies as of December 31, 2005
                                   (even if notice of his resignation has been given), or if he is terminated by the Company without Cause (as defined in Exhibit B) prior to such date, each of Mr. Rango and Mr. Levin shall receive as his total compensation for 2005 50% of the Incentive Pool for 2005, as defined in and payable in accordance with Exhibit A. For avoidance of doubt, this formula is consistent with prior practice.

                                   (b) BASE DRAW. Each Manager shall, during his employment hereunder, receive a non-refundable base draw (the "BASE DRAW") at an annual rate of $800,000, payable no less frequently than monthly.

                                   (c) TERMINATION FOR CAUSE. Any Manager whose employment hereunder is terminated prior to December 31, 2005 by the Companies for "CAUSE" (as defined in Exhibit B) shall receive his Base Draw accrued through the date of such Termination, but shall not otherwise be allocated any portion of the Incentive Pool for calendar year 2005.

                                   (d) TERMINATION WITHOUT CAUSE. If a Manager's employment hereunder is terminated without Cause, such Manager shall (in addition to his entitlement to 50% of the Incentive Pool for calendar year 2005 under 4(a)), be entitled to a lump-sum payment equal to (i) $4 million if terminated on or prior to July 1, 2005,
                                   (ii) $3 million if terminated after July 1, 2005 and on or prior to October 1, 2005, and
                                   (iii) $2 million if terminated after October
                                   1, 2005 and on or prior to the conclusion of the Term. This payment shall not reduce the amount of the Incentive Pool payments payable to the other Manager.

                                   (e) BENEFITS. During the term hereof and thereafter, a Manager shall remain entitled to any additional benefits due under the applicable terms of any applicable plan, program, corporate governance document, agreement, or arrangement of either Company or any of their affiliates.

                                   (f) INDEMNIFICATION. Each Manager shall be entitled to the indemnification and D&O insurance protections set forth in Exhibit C, both during and after the term hereof.

5.    POST EMPLOYMENT              Neither Manager shall be subject to any
      RESTRICTIONS                 contractual, or similar, post-employment
                                   restrictions on his activities following termination of his employment with the Companies for any reason.

 6.   MISCELLANEOUS                All disputes between the parties shall be
                                   resolved in AAA Arbitration conducted in Manhattan. All expenses (including attorney's fees) shall be promptly advanced to the applicable Manager, subject to repayment to the extent such Manager does not substantially prevail. Only a successor to all, or substantially all, of the business and assets of a Company may succeed to the rights of such Company under this Agreement.
                                   In the event of a Manager's death, or a
                                   judicial determination of his incompetence, references in this Agreement to such Manager shall be deemed, as appropriate, to refer to such Manager's beneficiaries, estate, executor(s), or other legal representative(s). Each of the Companies guarantees prompt performance by the other
                                   Company of such other Company's obligations to each Manager. New York law governs this Agreement, without regard to choice-of-law principles. No provision of this Agreement may be amended, nor may any breach of any provision of this Agreement be waived, other than by a writing signed by the waiving/amending party/parties.

                                    EXHIBIT A


The "INCENTIVE POOL" for calendar year 2005 shall equal no less than .667 (A-B), where:

      A = The aggregate dollar amount of (i) management fees, incentive fees and other fees, property and revenue directly or indirectly paid to Holdco (including its affiliates) in respect of calendar year 2005 with respect to accounts and funds managed by portfolio managers in the Team or to the extent otherwise obtained or received due to efforts of the members of the Team ("FEES") plus (ii) the aggregate dollar amount of incentive allocations (i.e., "carry") earned by Holdco (including its affiliates), or any entity controlled by one or more members of the Team, in respect of calendar year 2005 from partnerships and limited liability companies managed by portfolio managers in the Team (the "2005 CARRY ALLOCATION"). (1)

      B = The aggregate expenses allocated to the Team in respect of such calendar year, as determined in accordance with Annex 1 ("EXPENSES").


The Committee shall have full power and authority to administer the Incentive Pool within the parameters set forth in clauses (a) through (c) below, although the Committee may take into account, in its sole discretion, the recommendation of Holdco's CEO and the Managers.

      (a) Subject to the provisions of Item 4 of the Employment Arrangements to which this is attached, each Manager shall be entitled to receive 50% of the Incentive Pool, paid as described in clauses (b) and (c) below.

      (b) The portion of the Incentive Pool payable to each of the Managers shall be paid as soon as practicable following the end of calendar year 2005, but in no event later than the earlier of March 15, 2006, and the tenth day after Holdco's 2005 financials are certified.

      (c) Any amount up to $20 million payable out of the Incentive Pool (including in the form of Base Draws previously paid in respect of calendar year 2005) to either Manager shall be paid entirely in cash. Amounts, in excess of $20 million, that are payable out of the Incentive Pool to either Manager shall be paid in shares of Holdco common stock ("Stock") that are free of any contractual or similar restrictions and that either are registered shares or are readily saleable by the recipient pursuant to an exemption from registration.


--------
(1) It is understood that the 2005 Carry Allocations does not include any incentive allocation paid to Frank Rango as an individual partner of LRK Savings, LP.

                               ANNEX TO EXHIBIT A

------------------------------------------------------------------------------------------------------------------
        EXPENSE TYPE                        COMMENTS                             ALLOCATION METHODOLOGY
------------------------------------------------------------------------------------------------------------------
Direct Compensation and       Includes research, administration,     As directly paid and provided
Benefits of the Team          traders and operations, but does not
                              include compensation to the Managers.
------------------------------------------------------------------------------------------------------------------
Communication and             Includes phone (general & direct),     allocated based on headcount, # of users,
Portfolio                     Charles River, Portfolio System        pricing analysis and direct where possible
                              (Advent), IDC pricing &
                              research publications/books
------------------------------------------------------------------------------------------------------------------
Occupancy and Equipment       Includes rent for space (w/ related    rent is allocated on actual sq footage
Rental                        escalations, electricity & taxes),     occupied (excluding shared space, e.g.,
                              equipment rental (fax and copiers),    computer room), copiers by production reports
                              repairs and maint. and depreciation    and depreciation by average headcount
------------------------------------------------------------------------------------------------------------------
Professional Fees             Includes audit, legal, consulting      direct and excludes any allocation of public
                              and membership/dues                    company audit, legal and consulting fees
------------------------------------------------------------------------------------------------------------------
Promotional Costs             Includes firm and employee meals,      general allocation for firm holiday party and
                              employee travel, marketing/promo and   related beverages (based on headcount) and
                              conferences                            direct for all employee/product related
                                                                     expenses
------------------------------------------------------------------------------------------------------------------
Other                         Includes tuition & seminars, company   insurance and office supplies are based on
                              insurance, office supplies, FedEx,     headcount; all other expenses are directly
                              messenger service, postage and         allocated
                              charity
------------------------------------------------------------------------------------------------------------------
External Referral Fees        Fees paid to 3rd party marketers       allocated directly based on underlying
                                                                     investor
------------------------------------------------------------------------------------------------------------------
Internal Referral Fees        Fees paid to firm as internal sales    allocated directly based on underlying
                              commission                             investor; current clients and commission
                                                                     rates consistent with prior practice; future
                                                                     clients to be agreed upon in advance
------------------------------------------------------------------------------------------------------------------
Trading Errors                                                       Direct
------------------------------------------------------------------------------------------------------------------
Indirect Expenses             Includes, e.g.: Trading;               Allocated by the CFO of Holdco based on
                              Marketing/Client;                      reasonable estimation of usage and on past
                              Servicing/Production;                  practice; amounts
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
        EXPENSE TYPE                        COMMENTS                             ALLOCATION METHODOLOGY
------------------------------------------------------------------------------------------------------------------
                              Legal and Compliance; Accounting and   allocated to the Team not to exceed $1.5M.
                              Finance; HR; Technology; and Office
                              Support (mail room, receptionist,
                              etc.)
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


         "CAUSE" shall mean: (i) the willful and continued refusal of a Manager to substantially perform his duties with the Companies after a written demand for substantial performance is delivered to such Manager by the Board which specifically identifies the manner in which the Board believes that such Manager has not substantially performed his duties and he has not resumed substantial performance within ten (10) days of receiving such written demand (it being understood that no failure to perform duties attributable to physical or mental incapacity, sickness, injury, or the like shall constitute "Cause"); (ii) the willful engaging by a Manager in gross misconduct that demonstrably and materially injures the Companies or their affiliates; or (iii) a Manager's conviction of, or plea of guilty or no contest to, any felony related to the Companies. For purpose of the preceding sentence, no act or failure to act by a Manager shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that his action or omission was in the interests of the Companies. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for Holdco (or upon the instructions of Holdco's chief executive officer or another senior officer of Holdco) shall be conclusively presumed to be done, or omitted to be done, by employee in good faith and in the interests of the Companies. Cause shall not exist unless, prior to the termination of his employment, Holdco has delivered to the affected Manager a copy of a resolution duly adopted by three quarters (3/4) of the entire Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Manager and an opportunity for employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i), (ii) or (iii) has occurred and specifying the particulars thereof in detail. The Companies must notify the affected Manager of any event constituting Cause within ninety (90) days following Holdco's knowledge of its existence or such event shall not constitute Cause under this Agreement. For the avoidance of doubt, the announcement by a Manager of an intention to terminate employment with the Company or the giving of notice by a Manager to terminate employment with the Company or the announcement by a Manager that he is considering terminating employment and/or any consequences that might arise out of any of the preceding actions described in this sentence shall not constitute "Cause" nor shall such action, actions, and/or any such consequences be deemed to give rise to the right of the Company to terminate for Cause for purposes of this paragraph, this Agreement, or any other agreement or arrangement with the Company.

                                    EXHIBIT C

         (A) INDEMNIFICATION. If a Manager is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any proceeding (judicial, administrative, arbitral, investigative, formal, informal or other) by reason of the fact that he is or was a director, officer, member, employee, agent, manager, trustee, consultant or representative of either Company (or any of either Company's affiliates) or is or was serving at the request of either Company (or any of either Company's affiliates), or in connection with his service for either Company (or any of either Company's affiliates), as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another person or entity, or if any claim (including, without limitation, a request for information or documents) is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to a Manager's service in any of the foregoing capacities, then such Manager shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the corporate governance documents of either Company, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' and other professional fees and charges, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such Manager in connection therewith or in connection with seeking to enforce his rights under this clause (A), and such indemnification shall continue as to such Manager even if he has ceased to serve in any (or all) of the foregoing capacities and shall inure to the benefit of his heirs, executors and administrators. A Manager shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' and other professional fees and charges) incurred by him in connection with any such proceeding or claim, or in connection with seeking to enforce his rights under this clause (A), any such advancement to be made within 15 days after such Manager gives written notice to Holdco, supported by reasonable documentation, requesting such advancement. To the extent required by law, such notice shall include an undertaking by such Manager to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that a Manager would otherwise have (including, without limitation, under any agreement or under applicable law).

         (B) D&O INSURANCE. A directors' and officers' liability insurance policy (or policies) shall be kept in place, during a Manager's employment with either Company and for at least six years thereafter, providing coverage to such Manager that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided to any other present or former senior employee, or director, of either Company.